Exhibit 4.6

                               Dated: 19 May 2005


                          RULES OF THE FUTUREMEDIA PLC
                        2005 UNAPPROVED SHARE OPTION PLAN


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                                    CONTENTS

Clause                                                              Page Number


1.       Interpretation.......................................................1

2.       Purpose and Participation............................................5

3.       Number of Shares Subject to Options..................................6

4.       Rights to Exercise Options...........................................6

5.       Lapse of Options.....................................................6

6.       Exercise of Options..................................................7

7.       Take-overs, Reconstructions and Amalgamations........................8

8.       Exchange of Options..................................................9

9.       Winding-Up...........................................................11

10.      Adjustment of Options................................................11

11.      Option Holder to Bear Cost of Employer's NICs on Option Gains........12

12.      Option Holder's Tax Indemnity........................................12

13.      Expenses.............................................................13

14.      Notices..............................................................13

15.      General..............................................................13

16.      Modifications and Alterations to the Plan and Options................14

17.      Term and Termination.................................................14

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                          RULES OF THE FUTUREMEDIA PLC

                        2005 UNAPPROVED SHARE OPTION PLAN

1.    Interpretation

1.1 In this Plan the words and expressions set out below shall have the meanings specified against them unless otherwise specifically provided and any reference to a provision of an Act of Parliament shall include any modification, consolidation, re-enactment or extension of it:

      "Accounting                       Period"  means an  accounting  reference
                                        period  of the  Company  as  defined  by
                                        section 224 of the Companies Act 1985 or a new accounting reference period of the company as defined by section 225 of the Companies Act 1985;


      "Acquiring Company"               means a company which obtains control of
                                        the Company in accordance with Rule 8;

      the "Auditors"                    means the auditors for the time being of
                                        the Company or in the event of there being joint auditors such one of them as the Directors shall select;

      "Balance Option Certificate"      means  the  certificate   issued  to  an
                                        Option  Holder in  accordance  with Rule
                                        6.2;

      the "Company"                     means Futuremedia Public Limited Company
                                        (registered in England no. 1616681);

      "Control"                         bears   the   meaning   given   to  that
                                        expression  by section  187 of the Taxes
                                        Act;

      "Date of Adoption"                means the date of the  adoption  of this
                                        Plan by the Directors;

      "Date of Grant"                   means the date upon which the  Directors
                                        resolve to grant an Option in accordance with Rule 2.2;

      "Directors"                       means the  Directors  for the time being
                                        of the company or the Directors  present
                                        at  a  duly  convened   meeting  of  the
                                        Directors   or  of  a   duly   appointed
                                        committee of the Directors at which a quorum is present;

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      "EMI Plan"                        means the the Futuremedia PLC Enterprise
                                        Management Incentive Plan 2005;



      "Employer's NICs"                 means the  amount of  secondary  Class I
                                        NICs  payable  in  respect of any Option
                                        Gain;

      "Employment"                      means  employment by the Company  and/or
                                        any Subsidiary and/or for the purpose of
                                        Rule  8  any  Acquiring   Company  or  a
                                        company   under  the   Control   of  the
                                        Acquiring Company but for the purpose of this Plan excludes employment during any period of notice of dismissal;

      "Exchange Act"                    means  the  United   States   Securities
                                        Exchange Act of 1934, as amended;

      "Issue or Re-Organisation"        means  any  issue  of  shares  or  other
                                        securities  of the  Company  and/or  any
                                        consolidation    or    sub-division   or
                                        reduction   of  share   capital  of  the
                                        Company and/or any other variation in the share capital of the Company which in the opinion of the Auditors justifies a variation in the number of shares subject to an Option or the Option Price of that Option;

      "Market Value"                    means the last sale  price of the Shares
                                        (which expression shall for the purposes
                                        of  this  definition   include  American
                                        Depositary Shares ("ADSs"), as evidenced
                                        by    American    Depositary    Receipts
                                        ("ADRs"), representing the Shares) as reported by the NASDAQ SmallCap Market
                                        (or any other national or international securities exchange on which the Shares are traded) on the relevant date or, if there is no reported sale of the Shares on the relevant date, the last sale price for the Shares immediately prior to the relevant date; and if the Shares are not Publicly Traded, the value of a Share as determined by the Directors or the Remuneration Committee;

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      "NICS"                            means United Kingdom national  insurance
                                        contributions;

      "NI Regulations"                  means   the   laws,    regulations   and
                                        practices currently in force in the United Kingdom relating to liability for and the collection of NICs;

      "Option" means a right granted to subscribe for Shares pursuant to this Plan which is for the time being subsisting;

      "Option Certificate"              means a certificate  issued to an Option
                                        Holder in accordance with Rule 2.4;

      "Option Gain" means a gain realised upon the exercise, assignment or release of an Option, being a gain that is chargeable to income tax under section 135 of the Taxes Act;

      "Option Holder"                   means a person holding an Option;

      "Option Holder's Employer"        means,  in relation to an Option Holder,
                                        the  Company or such  Subsidiary  of the
                                        Company as is or, if the  Option  Holder
                                        has  ceased  to  be  employed   for  any
                                        Subsidiary,   was  the  Option  Holder's
                                        employer  or such  other  Subsidiary  or
                                        other   person   as,   under   the  PAYE
                                        Regulations  or, as the case may be, the
                                        NI  Regulations,  or any other statutory
                                        or  regulatory  enactment  is obliged to
                                        account for any Option Tax Liability. In
                                        the   context   of  an  Option   Holder,
                                        "Employer"     shall    be     construed
                                        accordingly;

      "Option Price" means the subscription price for a Share comprised in any Option which shall be determined by the Directors and, subject to Rule 10, shall be not less than the higher of:

                                        (a) the nominal value of a Share; or

                                        (b) the Market Value of a Share;

      "Option Tax Liability"            in relation to an Option  Holder,  means
                                        any  liability  of the  Option  Holder's
                                        Employer   to   account  to  the  United
                                        Kingdom Inland Revenue for any amount of, or representing, income tax or NICs
                                        (which may, to the extent provided for in Rule 11 (Option Holder to bear cost of employer's NICs on Option Gains), include Employer's NICs) on any Option
                                        Gain;

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      "Ordinary Share Capital"          has the same  meaning as in Section  832
                                        of the Income and Corporation  Taxes Act
                                        1988;

      "Participant"                     means any  person to whom  Options  have
                                        been granted under the Plan;

      "PAYE Regulations"                the  regulations  made under section 203
                                        of the Taxes Act;

      the "Plan"                        means   the    Futuremedia    PLC   2005
                                        Unapproved Share Option Plan established by these Rules in its present form or as from time to time amended in accordance with the provisions hereof;

      "Publicly Traded"                 means that Shares are  regularly  traded
                                        in a public market or a recognised investment exchange, or that a class of shares is required to be registered under Section 12 of the Exchange Act, or that shares of that class have been sold within the preceding 12 months in an underwritten public offering;

      "Remuneration                     means  a  committee  of  the  board   of
       Committee"                       directors of  the Company  appointed for
                                        (inter  alia)   the   purpose   of   the
                                        administration of the Plan and comprised solely of non-executive Directors;

      "Securities Act"                  means the United States  Securities  Act
                                        of 1933, as amended;

      "Shares" means fully paid ordinary shares of 1(1)/9 pence each in the capital of the Company;

      "SIP"                             means   the    Futuremedia   PLC   Share
                                        Incentive Plan 2005;

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      "Subsidiary"                      means a company which is a subsidiary of
                                        the   Company   within  the  meaning  of
                                        section 736 of the Companies Act 1985;

      "Taxes Act"                       means the Income and  Corporation  Taxes
                                        Act 1988.

1.2 In these Rules, unless the context otherwise requires words denoting the singular number only shall include the plural number and words denoting the masculine gender shall include the feminine gender.

2.    Purpose and Participation

2.1 The purpose of the Plan is to provide Options to (a) employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, and (b) any other person who is determined by the Directors (or a committee thereof) to have made (or is expected to make) contributions to the Company.

2.2 Subject to these Rules, the Remuneration Committee shall have absolute discretion to recommend the grant of Options and determine the number of Shares and other terms and conditions which Options shall be granted upon.

2.3 The Directors shall, on such dates as they shall determine, grant such Options to such Participants as have been recommended to receive Options. No person shall be entitled as of right to participate in the Plan.

2.4 The Directors shall grant Options by resolutions. The date of such resolution shall be taken for all purposes of the Plan as the Date of Grant in respect of the relevant Option unless otherwise determined by the Directors. On the Date of Grant or as soon as practicable thereafter the Directors shall issue to each such Participant an Option Certificate. No payment to the Company shall be required on the grant of an Option. The Option Certificate shall be in such form as the Directors shall from time to time determine and shall specify the number of Shares comprised in the Option, the Date of Grant, the Option Price, the date on which the Option will lapse and, any exercise condition and may require the Option Holder to agree to indemnify the Option Holder's Employer against any Option Tax Liability.

2.5 Any Participant to whom an Option is granted may by notice given in writing within 30 days after its Date of Grant renounce his rights thereto, in which event such Option shall be deemed for all purposes never to have been granted.

2.6 Each Option shall be personal to the Option Holder to whom it is granted and other than a transfer to the Option Holder's personal representatives on death shall not be transferable, assignable or chargeable. Any other purported transfer, assignment, charge, disposal or dealing with the rights and interests of the Option Holder under this Plan shall render the Option void.

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3.    Number of Shares Subject to Options

3.1 The number of Shares that may be the subject of awards under the Plan, when aggregated with the number of Shares that may be issued under the EMI Plan and the SIP, shall not exceed an aggregate of 10,000,000 Shares.
      Shares subject to any Option that may no longer be exercised, expires unexercised, or is reacquired, surrendered or terminated in accordance with its terms or otherwise, shall no longer count towards the aggregate number of Shares which have been the subject of Options issued hereunder, and such number of Shares shall be subject to further Option grants under the Plan.

4.    Rights to Exercise Options

4.1 In recommending the grant of Options, the Remuneration Committee may stipulate any conditions which shall apply to these Options and to their exercise, including, but not limited to:

      4.1.1 the date on which all or part of the Options all become exercisable; and

      4.1.2 the date on which an Option shall lapse,

      and the conditions stipulated by the Remuneration Committee shall apply to the Options granted in accordance with their recommendation.

4.2 Upon the death of an Option Holder any Option or Options held by him shall notwithstanding any exercise conditions specified at the date the Option is granted become and shall remain capable of exercise by his personal representative(s) but subject to the provisions of Rule 5.

4.3 Notwithstanding any other provision of the Plan, exercise of any and all Options shall be subject to prior approval of this Plan by the shareholders of the Company (or any successor Plan in accordance with Rule 8.5, as applicable).

5.    Lapse of Options

5.1 Insofar as it has not previously been exercised an Option shall lapse upon the earliest of the following:

      5.1.1 any date or dates of lapse specified at the time that the Option is granted;

      5.1.2 the expiry of six months from the date of actual termination of the Option Holder's Employment or service as a Director, if applicable, (unless otherwise provided in the Option Certificate relating to the Option);

      5.1.3 in the event of an Option Holder's death the expiry of twelve months from the date of the Option Holder's death; or

      5.1.4 the date on which an Option lapses pursuant to Rules 7 to 9.

6.    Exercise of Options

6.1   Options may be exercised in whole or in part.

6.2 In order to exercise an Option in whole or in part, the Option Holder (or as the case may be, his personal representative(s)) must deliver to the Secretary of the Company a notice in writing specifying the number of Shares in respect of which the Option is being exercised accompanied by payment in full for those Shares in respect of which the Option is exercised and evidence satisfactory to the Directors that such arrangements have been made as the Directors may from time to time reasonably require (and notify to Option Holders on request) to ensure that any Option Tax Liability will be reimbursed to the person which has accounted for such liability. Such notice shall take effect on the day it is delivered and such day shall constitute, for all purposes, the date of exercise of such Option. Such notice shall be given only in such form as the Company may from time to time prescribe. In the event of an Option being exercised in part only, the balance of the Option not thereby exercised shall continue to be exercisable in accordance with Rule 4 and the provisions of this Rule until such time as it shall lapse in accordance with the provisions of Rule 5 and the Company shall issue to the Option Holder a Balance Option Certificate in respect of that part of his Option which the Option Holder had elected not to exercise. A Balance Option Certificate shall state the remaining number of Shares over which the Option remains capable of exercise and shall be in such form as the Directors shall from time to time determine. The Option Certificate or any Balance Option Certificate previously issued to the Option Holder shall also be lodged with the Company on the exercise of any Option or any part thereof.

6.3 As soon as practicable and in any event not less than thirty days after receipt by the Company of such notice, Option Certificate or Balance Option Certificate and payment, the Shares in respect of which the Option has been exercised shall be issued by the Company upon definitive Share Certificates.

6.4 If, under the terms of a resolution passed or an announcement made by the Company prior to the date of exercise of an Option, a dividend is to be paid or is proposed to be paid to the holders of Shares on the register of members in respect of a record date prior to such date of exercise, the Shares to be allotted upon such exercise will not rank for such dividend. Subject as aforesaid, the Shares so to be allotted shall be identical and rank pari passu in all respects with the fully paid shares of the same class in issue on the date of such exercise.

6.5 The Company has registered the Shares under the Exchange Act. Until the Company registers the Shares issuable upon exercise of Options with the United States Securities and Exchange Commission ("SEC") under the Securities Act, the Shares issuable upon exercise of Options granted pursuant to the Plan may be "restricted securities" within the meaning of the Securities Act (or otherwise subject to restrictions on transfer under the Securities Act) and, in which case, may not be publicly sold, transferred or otherwise disposed of unless subsequently registered under the Securities Act or unless an exemption from registration is then available. Unless Shares issuable upon exercise of an Option have been registered under the Securities Act, any certificates evidencing the Shares (or ADSs representing Shares) will bear the following restrictive legend:

                  The Shares represented by this Certificate have not been registered under the United States Securities Act of 1933, as amended ("Act"), or the securities laws of any other jurisdiction, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in any manner unless they are registered under such Act and the securities laws of any applicable jurisdictions or unless exemptions from such registration are available.

7.    Take-overs, Reconstructions and Amalgamations

7.1 Subject to the provisions of Rule 7.2, if an offer is made to all shareholders to acquire the whole or a majority of the issued Shares, notice thereof shall be given by the Company to all Option Holders, and an Option Holder or (as the case may be) his personal representatives(s) shall at any time within six months of the offeror (together with any person acting with him) obtaining Control of the Company be entitled to exercise his Option in full (whether or not such Option would have otherwise been fully vested at the time of such exercise but provided such exercise is before the expiry of the date upon which the Option lapses in accordance with the provisions of Rule 5). All Options remaining unexercised at the expiry of the said period of six months shall lapse.

7.2 If, during the period of six months referred to in Rule 7.1 the offeror becomes entitled to exercise the rights of compulsory acquisition of Shares pursuant to sections 428-430 of the Companies Act 1985 (or any statutory modification or re-enactment thereof) and gives notice in writing to all Option Holders of its intention to exercise such rights as regards all Shares issued pursuant to Options exercised prior to a specified date (not being earlier than one month after the date of such notice), Options shall remain exercisable in accordance with Rule 7.1 until the specified date subject always to the provisions of Rule 5 and subject to such compulsory rights of acquisition in fact being exercised in accordance with such notice. Options shall lapse at the specified date to the extent that they have not then been exercised.

7.3 If under section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purpose of or in connection with a Plan for the reconstruction of the Company, or its amalgamation with any other company or companies notice thereof shall be given by the Company to all Option Holders and an Option Holder or (as the case may be) his personal representative(s) shall at any time within six months of such compromise or arrangement being sanctioned by the Court be entitled to exercise his Option in full (whether or not such Option would have otherwise been fully vested at the time of such exercise but provided that it is before the date upon which the Option lapses in accordance with the provisions of Rule 5). On expiry of the said period of six months Options will lapse immediately.

8.    Exchange of Options

8.1   If an Acquiring Company:

      8.1.1 obtains Control of the Company as a result of making:

            8.1.1.1 a general  offer to acquire  the whole of the  issued  share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

            8.1.1.2 a general offer to acquire all the Shares; or

      8.1.2 obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 425 of the Companies Act 1985; or

      8.1.3 becomes bound or entitled to acquire the Ordinary Shares under sections 428 to 430 of the Companies Act 1985 any Option Holder may at any time within the appropriate period, by agreement with the Acquiring Company, release each subsisting Option he holds which has not lapsed in accordance with any other provisions of these Rules ("the Old Option") in consideration of the grant to him of a new Option ("the New Option") which complies with Rule 8.3.

8.2   In Rule 8.1 above "the appropriate period" means:

      8.2.1 in a case falling within sub-paragraph 8.1.1, the period of six months beginning with the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made is satisfied;

      8.2.2 in a case falling within sub-paragraph 8.1.2, the period of six months beginning with the time when the court sanctions the compromise or arrangement; and

      8.2.3 in a case falling within sub-paragraph 8.1.3, the period during which the Acquiring Company remains bound or entitled as mentioned in that paragraph.

8.3   The New Option must:

      8.3.1 be over shares in the Acquiring Company, a company having Control over the Acquiring Company or a Company which is or has Control of a Company which is a member of a consortium owning either the Acquiring Company or a Company having Control of the Acquiring Company. Accordingly, with effect from the release of the Old Option and in relation to the New Option in Rules 4 to 14 inclusive references to "the Company" (including any such references which occur in expressions which are defined in Rule 1 and used in these Rules) shall be construed as if they were references to the "Acquiring Company" and references in the Rules to "Shares" (with the exception of Rule 2) shall be construed as if they were references to shares in the Acquiring Company or, as the case may be, such other company in respect of whose shares the New Option is granted;

      8.3.2 constitute the right to acquire such number of Shares as has on the acquisition of the new Option an aggregate market value equal to the aggregate market value of the Shares the subject of the Old Option on its release (market value for this purpose being established as provided in the definition of "Market Value" in Rule 1.1 with substitution of a reference to "the date of acquisition and disposal" for the reference to "the three dealing days preceding the relevant Date of Grant");

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      8.3.3 have an Option Price such that the aggregate Option Price payable on complete exercise equals the aggregate Option Price which would have been payable on complete exercise of the Old Option; and

      8.3.4 be otherwise identical in terms to the Old Option.

8.4 The New Option shall, for all other purposes of the Plan, be treated as having been acquired at the same time as the Old Option in consideration of the release of which it is granted.

8.5 Notwithstanding any other provision of the Plan, the Directors may, at any time in their sole discretion and without the consent of any Option Holder, by resolution determine that Options granted under the Plan shall be governed by the rules of another option plan, in which case the Options shall thereafter be governed by the rules of such other plan and the Plan shall be deemed to be terminated; provided, however, that under no circumstances shall any actions pursuant to this Rule 8.5 result in any material adverse change in the benefits to any Option Holder under the Plan or any Option.

9.    Winding-Up

9.1 If an effective resolution of the Company in general meeting for the voluntary winding-up of the Company is passed before the date upon which an Option lapses in accordance with the provisions of Rule 5 such Option shall thereupon become and shall remain capable of exercise for the period of twenty-eight days after such resolution becomes effective (at the end of which period all Options shall lapse immediately), provided that such Option is so exercised before the date upon which it lapses in accordance with the provisions of Rule 5. If such resolution is duly passed, Option Holders who have previously exercised their Options (or who do so during the said period of twenty-eight days) having duly delivered payment therefore and having delivered their Option Certificate or Balance Option Certificate shall be entitled to share in the assets of the Company but all other Options shall lapse.

9.2 An Option shall lapse immediately in the event of the Company being wound-up otherwise than in the event of a voluntary winding-up.

10.   Adjustment of Options

10.1 Upon the occurrence of an Issue or Re-organisation, the maximum numbers of shares, and/or the number or nominal value of shares comprised in each Option and/or the Option Price thereunder may be adjusted in such manner as the Directors (with the written confirmation of the Auditors that in their opinion the adjustments proposed are fair and reasonable) may deem appropriate. Notice of any such adjustments shall be given to the Option Holders by the Directors who may at their discretion call in Option Certificates or Balance Option Certificates for endorsement or replacement.

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11.   Option Holder to Bear Cost of Employer's NICs on Option Gains


11.1 In accepting the grant of an Option the Option Holder shall, if so required by the Company, agree with the Company and any other company which is a "secondary contributor" in respect of Employer's NICs payable in respect of any Option Gain ("the Secondary Contributor") that:

      11.1.1 the Secondary Contributor may recover from the Option Holder the whole of any Employer's NICs; and

      11.1.2 the Option Holder shall join with the Secondary Contributor in making an election (in such terms and such form and subject to such approval by the Inland Revenue as provided in paragraphs 3A and 3B of Schedule 1 to the Social Security Contributions and Benefits Act
            1992) for the whole of any liability of the Secondary Contributor to Employer's NICs to be transferred to the Option Holder.

12.   Option Holder's Tax Indemnity

12.1 The Company shall not be obliged to allot or transfer any Shares or any interest in Shares pursuant to the exercise of an Option unless and until the Option Holder has paid to the Option Holder's Employer such sum as is, in the opinion of the Option Holder's Employer, sufficient to indemnify the Option Holder's Employer in full against any Option Tax Liability or the Option Holder has made such other arrangement as, in the opinion of the Option Holder's Employer, will ensure that the full amount of any Option Tax Liability will be recovered from the Option Holder within such period as the Option Holder's Employer may then determine.

12.2 In the absence of any such other arrangement being made, the Company shall have the right to retain, out of the aggregate number of Shares to which an Option Holder would otherwise be entitled upon the exercise of an Option, such number of Shares as, in the opinion of the Company, will enable the Company to sell as agent for the Option Holder (at the best price which can reasonably expect to be obtained at the time of sale) and to pay over to the Option Holder's Employer sufficient moneys out of the net proceeds of sale, after deduction of all fees commissions and expenses incurred in relation to such sale, to satisfy the Option Holder's liability under such indemnity.

13.   Expenses

13.1 Any expenses of the Company involved in any issue of Shares in the name of any Option Holder or his personal representative(s) or nominee(s) shall be payable by the Company.

14.   Notices

14.1 Any notification or other notice in writing which the Company is required to give, or may desire to give, to any Participant or Option Holder (or his personal representative(s)) in pursuance of this Plan shall be sufficiently given if delivered to him by hand or sent through the post in prepaid cover addressed to the Participant or Option Holder (or his personal representative(s)) at the last address known to the Company as being his address. Any certificate, notification or other notice in writing required to be given to the Company or the Secretary of the Company shall be properly given if sent to or delivered to the Company at its registered office. Any notification, certificate or other notices sent by post shall be deemed delivered on the second working day following the date of posting. All notices, documents, or certificates given by or to an Participant or Option Holder (or his personal representative(s)) shall be sent at his risk.

14.2 Option Holders (or their personal representative (s)) shall have made available to them copies of all notices and other documents sent by the Company to its holders of Shares generally.

15.   General

15.1 The Directors shall at all times keep available for issue such authorised and unissued Shares as may be required to meet the subsisting subscription rights of Option Holders.

15.2 The decision of the Directors in any dispute or question relating to any Option shall be final and conclusive, subject to the written confirmation of the Auditors whenever required under the provisions of this Plan. The Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent they shall deem expedient to carry the Plan or any Option into effect and the Directors shall be the sole and final judge of such expediency. All decisions by the Directors shall be final and binding on all interested persons. Neither the Company nor any Director shall be liable for any action or determination relating to the Plan.

15.3 Participation in this Plan by an Option Holder is a matter entirely separate from any pension right or entitlement he may have and from his terms or conditions of Employment and participation in this Plan shall in no respects whatever affect in any way an Option Holder's pension rights or entitlement or terms or conditions of Employment. In particular (but without limiting the generality of the foregoing words) any Option Holder who leaves Employment shall not be entitled to any compensation for any loss of any right of benefit or prospective right or benefit under this Plan which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or breach of contract or by way of compensation for loss of office or otherwise howsoever.

16.   Modifications and Alterations to the Plan and Options

16.1 Subject to requirements of applicable law and regulation (including without limitation the shareholder approval requirements of the NASDAQ Marketplace Rules or the rules of any other stock exchange on which the securities of the Company may be listed), the Rules of this Plan may at any time and in any respects be modified or altered by resolution of the Directors.

16.2 The Directors may amend, modify or terminate any outstanding Option including, but not limited to, substituting therefor another Option of the same or a different type, changing the date of exercise or realisation, provided that the Participant's consent to such action shall be required unless the Directors determine that the action, taking into account any related action, would not materially and adversely affect the Participant.

17.   Term and Termination

17.1 The Plan shall become effective on the Date of Adoption. No Options shall be granted under the Plan after the completion of ten years from the Date of Adoption, but Options previously granted may extend beyond that date.

17.2 Subject to Rule 17.1, the Company in general meeting or the Directors may at any time resolve to terminate this Plan in which event no further Options shall be granted but the provisions of this Plan shall in relation to Options then subsisting continue in full force and effect.

                                    SCHEDULE

    The Futuremedia plc 2005 Unapproved Share Option Plan Option Certificate

Name of Optionholder:
                                ------------------------------------------------
Address of Optionholder:
                                ------------------------------------------------

                                ------------------------------------------------
Date of Grant:
                                ------------------------------------------------
Number of Shares:
                                ------------------------------------------------
Exercise Price:
                                ------------------------------------------------

                                ------------------------------------------------

FUTUREMEDIA  PLC HEREBY  GRANTS to the Option  holder  named  above an Option to
subscribe  for a maximum of           ordinary  shares in the Company at a price
per share of         p.

1. The Option is exercisable subject to and in accordance with the rules of The Futuremedia 2005 Unapproved Share Option Plan as they are amended from time to time.

2. It may not normally be exercised before the [insert vesting date] anniversary of the Date of Grant and may not be exercised after the tenth anniversary of the Date of Grant.

3.    The following conditions also apply to your Option:

[INSERT ANY OTHER CONDITIONS, INCLUDING PERFORMANCE, CONTINUED EMPLOYMENT, ETC]

4. The Option is not transferable but may be exercised by your personal representatives in the event of your death.


EXECUTED AS A DEED by FUTUREMEDIA PLC
acting by:


------------------------
Director


------------------------
Secretary/Director

                          Form Of Acceptance Of Option

1.    I HEREBY ACCEPT the Option  granted to me over            shares under The
      Futuremedia plc 2005 Unapproved Share Option Plan on          and agree to
      accept and be bound by the rules of the Plan [and conditions as set out in the Appendix to the Option Certificate].

2. [INCLUDE THIS IF EMPLOYER NIC TO BE TRANSFERRED TO OPTION HOLDER] I HEREBY IRREVOCABLY ACCEPT AND AGREE with the Company AND UNDERTAKE to any other company which is a "secondary contributor" in respect of Class I National Insurance contributions ("NICs") payable in respect of any Option Gain ("the Secondary Contributor") that:

      (a) the Secondary Contributor may recover from me the whole of any Employer's NICs; and

      (b) I shall join with the Secondary Contributor in making an election (in such terms and such form and subject to such approval by the Inland Revenue as provided in paragraphs 3A and 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992) for the transfer of the whole of any liability of the Secondary Contributor to Employer's NICs to be transferred to me.


3.    I HEREBY INDEMNIFY my Employer against any Option Tax Liability.

4. I understand and accept that the Company shall not be obliged to issue or transfer or procure the transfer of any Shares to me upon the exercise of my Option unless and until I have paid to my Employer such sum as is, in the opinion of my Employer, sufficient to satisfy such indemnity mentioned in paragraph 3 in full or I have made such other arrangement as, in the opinion of my Employer, will ensure that the full amount of any Option Tax Liability will be recovered from me within such period as my Employer shall determine.

5. I understand that, in the absence of any such arrangement being made, the Company shall have the right to retain, out of the aggregate number of Shares to which I would otherwise be entitled upon the exercise of my Option, such number of Shares as, in the opinion of the Company, will enable the Company to sell as my agent (at the best price which can reasonably be expected to be obtained at the time of sale) and to pay over to my Employer sufficient moneys out of the net proceeds of sale, after deduction of all fees commissions and expenses incurred in relation to such sale, to satisfy my liability under such indemnity.

6. I HEREBY AUTHORISE my Employer and the Company to transfer to any such other of those persons and any other person charged with responsibility for the administration of the Plan any information about me which is reasonably necessary to enable such other person to fulfil any duty or other obligation which it may have pursuant to or in connection with the Plan.

Words and phrases used in this Form of Acceptance shall have the meanings given in the rules of the Plan.


SIGNED and delivered AS A DEED by:

--------------------------
(Optionholder's signature)

in the presence of:

Witness signature:
                              --------------------------------------------------
Witness Name (print):
                              --------------------------------------------------
Address:
                              --------------------------------------------------

                              --------------------------------------------------

                              --------------------------------------------------
Occupation:
                              --------------------------------------------------
Date
                              --------------------------------------------------

THIS FORM MUST BE EXECUTED IN THE PRESENCE OF A WITNESS AND RETURNED TO |_| ON OR BEFORE |_| (date) OTHERWISE THE OPTION WILL BE DEEMED TO HAVE LAPSED

                          Notice Of Exercise Of Option

To:  Company Secretary, Futuremedia plc
(print registered address)

--------------------------------------------------------------------
--------------------------------------------------------------------
I hereby exercise the Option referred to overleaf in respect of all/        * of
the shares over which the Option may be exercised, and request the allotment or transfer to me of those shares in accordance with the rules of the Plan and the Memorandum and Articles of Association of the Company.

I  enclose  a  cheque   made   payable  to   Futuremedia   plc  in  the  sum  of
(pound).......... being the aggregate Exercise Price of such shares.

Name (block letters)
                                Signature
-------------------------------           -------------------------------
Address
                   ----------------------------------------------

                   ----------------------------------------------

                   ----------------------------------------------

                   ----------------------------------------------
Date
                   ----------------------------------------------

NOTES:

1) This form must be accompanied by payment of the Exercise Price for the shares in respect of which the Option is exercised.

2) Where the Option is exercised by personal representatives, an office copy of the Probate or Letters of Administration should accompany the form.

3) The Plan has not been approved by the Inland Revenue. Under current tax rules a charge to income tax[and NICs will arise on the exercise of the Option on any positive difference between the market value of the shares at the date of exercise and the price paid for them ("the Option Tax Liability"). It is a term of the Option that you will be required to enter into arrangements satisfactory to the your Employer to ensure that any such Option Tax Liability [(which shall, to the extent provided for in rule [11] of the Plan and as permitted by law from time to time, include Secondary Employer's NICs)], which cannot be collected from you under PAYE will be recovered from you. The Company is entitled to withhold the issue or transfer of shares until satisfactory arrangements have been made.

4) The Company does not undertake to advise you on the tax consequences of exercising your Option. If you are unsure of the tax liabilities which may arise, you should take appropriate professional advice before exercising your Option.